UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2009

NASHUA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	1-05492	02-0170100
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of Principal Executive Offices and Zip Code)
(603)880-2323
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2009, George R. Mrkonic notified Nashua Corporation (the “Company”) of his decision not to stand for re-election to the board of directors of the Company upon the expiration of his term at the Company’s upcoming Annual Meeting of Stockholders. Mr. Mrkonic will continue to serve as a member of the Company’s board of directors until the Annual Meeting of Stockholders. Mr. Mrkonic indicated that he had no disagreements with the Company, its management or the other directors.
     Also on March 3, 2009, the Company’s board of directors approved an expansion of the board of directors to eight members and also elected Clinton J. Coleman as a new director. In addition, Mr. Coleman was appointed to the Audit/Finance and Investment Committee and the Leadership and Compensation Committee of the board of directors.
     Clinton J. Coleman, 31, is Vice President of Newcastle Capital Management, L.P., a private investment firm that is the general partner of Newcastle Partners, L.P. Mr. Coleman is also presently the Interim Chief Executive Officer of Bell Industries, Inc., a position he has held since July 2007. Mr. Coleman recently served as Interim Chief Financial Officer of Pizza Inn, Inc. between July 2006 and January 2007. Prior to joining Newcastle, Mr. Coleman served as a portfolio analyst with Lockhart Capital Management, L.P., an investment partnership, from October 2003 to June 2005. From March 2002 to October 2003, he served as an associate with Hunt Investment Group, L.P., a private investment group. Previously, Mr. Coleman was an associate director with the Mergers & Acquisitions Group of UBS. In addition, Mr. Coleman presently serves as a director on the boards of Pizza Inn, Inc., a franchisor and food and supply distributor, Bell Industries, Inc., a technology company, Pinnacle Frames and Accents, Inc. and Fox & Hound Restaurant Group, Inc.
     There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds $120,000, and in which Mr. Coleman had, or will have, a direct or indirect material interest since the beginning of the Company’s last fiscal year. There are no familial relationships between Mr. Coleman and any other director or executive officer of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: March 6, 2009	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer